       As filed with the Securities and Exchange Commission on July __, 2000
                                               Registration No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                           ----------------------

                               PIXELWORKS, INC.
            (Exact name of registrant as specified in charter)

                    OREGON                           91-1761992
      (State or other jurisdiction of   (IRS Employer Identification Number)
        incorporation or organization)

                           ----------------------

                 7700 S.W. MOHAWK STREET, TUALATIN, OREGON 97062
                                503-612-6700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ----------------------

                                PIXELWORKS, INC.
                         2000 EMPLOYEE STOCK PURCHASE PLAN

                           ----------------------

                               ALLEN H. ALLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               PIXELWORKS, INC.
                7700 S.W. MOHAWK STREET, TUALATIN, OREGON 97062
                                503-612-6700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ----------------------

                              WITH COPIES TO:
                          WILLIAM C. CAMPBELL, ESQ.
                               ATER WYNNE LLP
                       222 S.W. COLUMBIA, SUITE 1800
                           PORTLAND, OREGON 97201
                               (503) 226-1191

                           ----------------------


                        CALCULATION OF REGISTRATION FEE


===========================================================================================================================
Title of Securities to Be      Amount to Be      Proposed Maximum Offering       Proposed Maximum              Amount of
       Registered               Registered           Price Per Share (1)     Aggregate Offering Price (1)  Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share ...........  1,500,000 shares             $30.875                   $46,312,500                $12,226.50
===========================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price amounts are based on the average of the high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on July 14, 2000.

                                          PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement:

         (a) The Registrant's prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC") on May 19, 2000 pursuant to Rule 424(b)(4) of the Securities Act of 1933 (the "Securities Act"), as amended;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus;

         (c) The Company's Registration Statement on Form 8-A filed with the SEC on April 10, 2000; and

         (d) All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or deregistering all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation the Registrant is subject to the Oregon Business Corporation Act (the "OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2) of the OBCA, Article V of the Registrant's Sixth Restated and Amended Articles of Incorporation (the "Restated Articles") eliminates the liability of the Registrant's directors to the Registrant or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

         Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute. Article V of the Registrant's Restated Articles requires it to indemnify its officers and directors to the fullest extent not prohibited by law.

         The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

         The Registrant has entered into indemnity agreements with each of its executive officers and directors. Each agreement provides for indemnification of the indemnitee to the fullest extent by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS



   Number                           Description
   ------                           -----------
    5.1                  Opinion of Ater Wynne LLP as to the legality of the securities being registered

   23.1                  Consent of Ater Wynne LLP (included in legal opinion filed as
                         Exhibit 5.1)

   23.2                  Consent of KPMG LLP

   24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)



                                       -3-


   99.1 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant's
                         Registration Statement on Form S-1, as amended
                         (Registration No. 333-31134)).


ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes

         a. To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

             i. to include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           iii. to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         b. That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         d. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         e. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Tualatin, State of Oregon, on the 18th day of July, 2000.

                                  PIXELWORKS, INC.


                                  By /s/ Allen H. Alley
                                     -------------------------------------
                                     Allen H. Alley
                                     President and Chief Executive Officer


                            POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen H. Alley and Jeffrey B. Bouchard and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Witness our hands on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 18, 2000.


                       [Signatures on following page]



        Signature                     Title
        ---------                     -----


/s/ Allen H. Alley                    President, Chief Executive Officer and
--------------------------            Director (Principal Executive Officer)
Allen H. Alley

/s/ Jeffrey B. Bouchard               Vice President, Finance and Chief
--------------------------            Financial Officer (Principal Financial and
Jeffrey B. Bouchard                   Accounting Officer)

/s/ Oliver D. Curme                   Director
--------------------------
Oliver D. Curme

/s/ Mark A. Stevens                   Director
--------------------------
Mark A. Stevens

/s/ Frank Gill                        Director
--------------------------
Frank Gill

/s/ Michael Yonker                    Director
--------------------------
Michael Yonker


                                 INDEX TO EXHIBITS



  Exhibit                                                                Page
  Number                            Exhibit                               No.
  -------                           -------                              -----
    5.1          Opinion of Ater Wynne LLP as to the legality of
                 the securities being registered

   23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

   23.2          Consent of KPMG LLP

   24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

   99.1 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant's
                 Registration Statement on Form S-1, as amended
                 (Registration No. 333-31134)).

